UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Campus Drive, Suite 140
Minneapolis, Minnesota 55441

(Address of Principal Executive Offices and Zip Code)

(763) 392-0123

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 14, 2026, Celcuity Inc. (the “Company”) issued a press release announcing U.S. Food and Drug Administration (“FDA”) approval of REVTORPYK™ (gedatolisib) for the treatment of patients with hormone receptor positive (“HR+”), human epidermal growth factor receptor 2 negative (“HER2-”), locally advanced or metastatic breast cancer without a PIK3CA mutation detected following progression on or after treatment with at least one line of endocrine therapy in the metastatic setting. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The Company also plans to host a live webcast and conference call on July 14, 2026, at 4:30 p.m. CT to discuss the FDA approval of REVTORPYK. A copy of the presentation that will be provided during the live webcast is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information in this Item 7.01, including the accompanying exhibits, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On July 14, 2026, the Company issued a press release announcing FDA approval of REVTORPYK for the treatment of patients with HR+/HER2-, locally advanced or metastatic breast cancer without a PIK3CA mutation detected following progression on or after treatment with at least one line of endocrine therapy in the metastatic setting. The Company anticipates commercial launch of REVTORPYK in late Q3 2026.

The Company plans to submit in Q3 2026 a supplemental New Drug Application (“sNDA”) to the FDA for REVTORPYK for the treatment of HR+/HER2-, PIK3CA mutated, locally advanced or metastatic breast cancer, following at least one line of endocrine therapy based on results from the mutant cohort of the Phase 3 VIKTORIA-1 trial.

Slide 18 of Exhibit 99.2 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K (including the exhibit thereto) contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the potential therapeutic benefits of gedatolisib; the size, design and timing of the Company’s clinical trials; the Company’s interpretation of clinical trial data; the status and timing of the submission, and the FDA’s review, of the Company’s sNDA for gedatolisib, and for making comparable filings with other regulatory authorities outside the U.S.; the market opportunity for gedatolisib; the Company’s expectations regarding the timing of and its ability to commercialize gedatolisib; the Company’s strategy, marketing and commercialization plans, including the benefits of strategic decisions regarding studies and trials; other expectations with respect to gedatolisib, including subcutaneous formulations to support potential future indications for gedatolisib regimens; the Company’s anticipated use of cash; and the strength of its balance sheet. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “confidence,” “encouraged,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward-looking statements included in this report are based on management’s current expectations and beliefs which are subject to a number of risks, uncertainties and factors, including that the Company’s topline clinical results are based on an ongoing analysis of efficacy and safety data and such data may change following a more comprehensive review of the data related to the clinical trial; unforeseen delays in the Company’s clinical trials or the submission, and FDA’s review of, its sNDA for gedatolisib; the Company’s ability to obtain regulatory approval of its sNDA and maintain regulatory approvals to commercialize gedatolisib, and the market acceptance of gedatolisib; the development of therapies and tools competitive with gedatolisib; and the Company’s ability to access capital upon favorable terms. In addition, all forward-looking statements are subject to other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as such risks may be updated in its subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by these cautionary statements, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated July 14, 2026
99.2	Investor presentation dated July 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2026

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer